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                                                                    EXHIBIT 10.3







                           EMPLOYEE BENEFITS AGREEMENT

                                 BY AND BETWEEN

                                   AT&T CORP.

                                       AND

                          AT&T WIRELESS SERVICES, INC.










                                   DATED AS OF
                                  JUNE 7, 2001
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                                TABLE OF CONTENTS



ARTICLE I     DEFINITIONS....................................................  1
   1.1        Affiliate......................................................  1
   1.2        Agreement......................................................  1
   1.3        AT&T...........................................................  1
   1.4        AT&T Broadband Pension Plans...................................  2
   1.5        AT&T Closing Stock Value.......................................  2
   1.6        AT&T Common Stock..............................................  2
   1.8        AT&T Employee..................................................  2
   1.9        AT&T Entity....................................................  2
   1.10       AT&T Executive.................................................  2
   1.11       AT&T Executive Benefit Plans...................................  2
   1.12       AT&T Force Management Program..................................  2
   1.13       AT&T Long Term Incentive Plan..................................  2
   1.14       AT&TMPP........................................................  3
   1.15       AT&T Opening Stock Value.......................................  3
   1.16       AT&T Pension Plans.............................................  3
   1.17       AT&TPP.........................................................  3
   1.18       AT&T Savings Plan..............................................  3
   1.19       AT&T Toll Discount Program.....................................  3
   1.20       AT&T Transferees...............................................  3
   1.21       Auditing Party.................................................  3
   1.22       Award..........................................................  4
   1.23       AWE............................................................  4
   1.5        AT&T Closing Stock Value.......................................  4
   1.24       AWE Common Stock...............................................  4
   1.25       Close of the Disposition Date..................................  4
   1.26       COBRA..........................................................  4
   1.27       Code...........................................................  4
   1.28       Disposition Date...............................................  4
   1.29       Disposition Year...............................................  4
   1.30       Distribution Ratio.............................................  5
   1.31       EBLIP..........................................................  5
   1.32       Eligible Wireless Service......................................  5
   1.33       ERISA..........................................................  5
   1.34       Excluded Liability.............................................  5
   1.35       Health and Welfare Plans.......................................  5
   1.36       HIPAA..........................................................  5
   1.37       Immediately after the Disposition Date.........................  5
   1.39       Intrinsic Value................................................  6
   1.40       IRS............................................................  6
   1.41       Liabilities....................................................  6
   1.42       Non-parties....................................................  6
   1.43       NYSE...........................................................  6


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   1.44       Option........................................................   6
   1.45       Participating Company.........................................   7
   1.46       Person........................................................   7
   1.47       Plan..........................................................   7
   1.48       Retirement-Related Benefit Plans..............................   7
   1.49       Separation and Disposition Agreement..........................   7
   1.50       Separation Transactions.......................................   7
   1.51       SMULIP........................................................   7
   1.52       Subsidiaries..................................................   8
   1.53       SVULIP........................................................   8
   1.54       Transferred Individual........................................   8
   1.55       Transition Period.............................................   8
   1.56       U.S...........................................................   8
   1.57       Wireless Common Stock.........................................   8
   1.58       Wireless Dividend.............................................   8
   1.59       Wireless Dividend Date........................................   8
   1.60       Wireless Exchange Date........................................   8
   1.61       Wireless 401(k) Plan..........................................   8
   1.63       Wireless Services.............................................   8
   1.62       Wireless Services Adjustment Plan.............................   8
   1.64       Wireless Services Entity......................................   8
   1.65       Wireless Severance Plan.......................................   8
   1.66       Wireless Stock Value..........................................   9

ARTICLE II    GENERAL PRINCIPLES............................................   9
   2.1        Wireless Services Assumption of Liabilities...................   9
   2.2        Wireless Services Participation in AT&T Plans.................   9
   2.3        Sponsorship of Wireless Services Plans........................   9
   2.4        Terms of Participation by AT&T Transferees in
              Wireless Services Plans.......................................  10
   2.5        Service Recognition...........................................  10
   2.6        Approval by AT&T as Sole Shareholder..........................  11

ARTICLE III   DEFINED CONTRIBUTION AND DEFINED BENEFIT PLANS................  11
   3.1        Wireless 401(k) Plan..........................................  11
              (a)   401(k) Plan Trust.......................................  11
              (b)   Assumption of Liabilities and Transfer of
                    Assets..................................................  11
   3.2        AT&T ESOP.....................................................  12
   3.3        AT&T Pension Plans............................................  12

ARTICLE IV    HEALTH AND WELFARE PLANS......................................  13
   4.1        Assumption of Health and Welfare Plan Liabilities.............  13
   4.2        Health and Welfare Plan Transitional Coverage Rules...........  14
   4.3        HCRA/CECRA Post-Disposition Transitional Rules................  15
              (a)   AT&T Health Care Reimbursement Account Plan.............  15
              (b)   AT&T Child/Elder Care Reimbursement Account
                    Plan....................................................  15
   4.4        Workers' Compensation Liabilities.............................  15


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   4.5        Payroll Taxes and Reporting of Compensation...................  16
   4.6        AT&T Retirement-Related Benefits..............................  16
   4.7        COBRA and HIPAA Compliance....................................  16
   4.8        Direct Pay Arrangements.......................................  17

ARTICLE V     EXECUTIVE BENEFITS AND OTHER BENEFITS.........................  17
   5.1        Individual Agreements - Assumption of Liabilities
              and Consents..................................................  17
   5.2        AT&T Short Term Incentive Plan and AT&T Bonus Plan
              Award.........................................................  18
   5.3        AT&T Long Term Incentive Plans................................  18
              (a)   AT&T Options............................................  18
              (b)   AWE Options.............................................  22
              (c)   Vesting and Exercisability of Options...................  23
              (d)   Restricted Stock and Restricted Stock Units.............  24
              (e)   Performance Shares and Stock Units......................  24
              (e)   Performance Shares and Stock Units......................  26
              (f)   Partial Interests in Shares or Stock Units..............  26
              (g)   Incentive Stock Options; Foreign Grants/Awards..........  26
   5.4        AT&T Employee Stock Purchase Plan.............................  27
   5.5        Savings Clause................................................  27
   5.6        Registration Requirements.....................................  27
              (a)   AT&T Non-Competition Guideline..........................  27
              (b)   Wireless Services Non-Competition Guideline.............  28
              (c)   Confidentiality and Proprietary Information.............  29
   5.9        AT&T Nonqualified Pension Plans and Arrangements..............  29
   5.10       Life Insurance Programs.......................................  29
              (a)   AT&T Senior Management Universal Life
                    Insurance Program.......................................  29
              (b)   AT&T Executive Basic Life Insurance Program.............  30
              (c)   AT&T Estate Enhancement Program.........................  30
              (d)   AT&T Supplemental Variable Universal Life
                    Insurance Program.......................................  30
   5.11       Financial Counseling..........................................  30
   5.12       Toll Discount Program.........................................  31
   5.13       Relocation Plan...............................................  31
   5.14       Senior Manager Car Allowances.................................  31
   5.15       Taxable Fringe Benefits.......................................  31

ARTICLE VI    GENERAL AND ADMINISTRATIVE....................................  32
   6.1        Payment of Liabilities........................................  32
   6.2        Sharing of Participant Information............................  32
   6.3        Non-Termination of Employment; No Third-Party
              Beneficiaries.................................................  32
   6.4        Audit Rights with Respect to Information Provided.............  33
   6.5        Fiduciary Matters.............................................  33
   6.6        Collective Bargaining.........................................  33
   6.7        Consent of Third Parties......................................  34

ARTICLE VII   MISCELLANEOUS.................................................  34


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   7.1        Effect If Disposition Does Not Occur..........................  34
   7.2        Relationship of Parties.......................................  34
   7.3        Affiliates....................................................  34
   7.4        Incorporation of Separation and Distribution
              Agreement Provisions..........................................  34
   7.5        Governing Law.................................................  34

SIGNATURES OF THE PARTIES...................................................  35

SCHEDULE 1.20 LIST OF AT&T TRANSFEREES......................................  36

SCHEDULE 2.3  WIRELESS SERVICES PLANS SPONSORED BY AT&T OR AN AT&T ENTITY...  37

SCHEDULE 5.3(a)   STOCK OPTION ADJUSTMENT ILLUSTRATION......................  39

SCHEDULE 5.3(e)   PERFORMANCE SHARE ADJUSTMENT ILLUSTRATION.................  40

SCHEDULE 5.9   INDIVIDUAL NONQUALIFIED PENSION ARRANGEMENTS.................  41


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                           EMPLOYEE BENEFITS AGREEMENT


      This EMPLOYEE BENEFITS AGREEMENT, dated as of June 7, 2001 (the "Effective Date"), is by and between AT&T Corp., a New York corporation ("AT&T"), and AT&T Wireless Services, Inc., a Delaware corporation and wholly owned subsidiary of AT&T ("Wireless Services").

      Capitalized terms used herein (other than the formal names of AT&T Plans and Wireless Services Plans and related trusts of AT&T and Wireless Services) and not otherwise defined shall have the respective meanings assigned to them in
Article I hereof or as assigned to them in the Separation and Distribution Agreement (as defined below).

      WHEREAS, the Board of Directors of AT&T has determined that it is in the best interests of AT&T and its shareholders to separate Wireless Services from AT&T's existing businesses and provide for it to be an independent business;

      WHEREAS, in furtherance of the foregoing, AT&T and Wireless Services have entered into a Separation and Distribution Agreement, dated as of even date hereof (the "Separation and Distribution Agreement"), and other specific agreements that will govern certain matters relating to the Separation Transactions (as defined in the Separation and Distribution Agreement) and the relationship of AT&T, Wireless Services, and their respective Subsidiaries following the Disposition Date; and

      WHEREAS, pursuant to the Separation and Distribution Agreement, AT&T and Wireless Services have agreed to enter into this Agreement allocating assets, Liabilities, and responsibilities with respect to certain employee compensation and benefit plans and programs between and among them.

      NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      For purposes of this Agreement the following terms shall have the following meanings:



      1.1 AFFILIATE has the meaning given that term in the Separation and Distribution Agreement.


      1.2 AGREEMENT means this Employee Benefits Agreement, including all the Schedules hereto.

      1.3   AT&T is defined in the recitals to this Agreement.
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      1.4   AT&T BROADBAND PENSION PLANS means nonqualified and qualified pension plans, including the MediaOne Group Pension Plan (renamed as the AT&T Broadband Pension Plan effective January 1, 2001), in effect as of the time relevant to the applicable provision of this Agreement.

      1.5 AT&T CLOSING STOCK VALUE means the closing per-share price of the AT&T Common Stock as listed on the NYSE as of 4:00 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect) on the Wireless Dividend Date; provided, however, that if the Wireless Dividend occurs at a time when the NYSE is open for trading, AT&T Closing Stock Value shall mean the price at which AT&T Common Stock last trades immediately before the Wireless Dividend; provided further, that if the Wireless Dividend occurs prior to the first trade of AT&T Common Stock on the Wireless Dividend Date, the AT&T Closing Stock Value shall mean the price at which AT&T Common Stock last trades on the trading day immediately preceding the Wireless Dividend Date.

      1.6 AT&T COMMON STOCK means common shares, par value of $1.00 per share, of AT&T denoted as "Common Stock" in Part A, Article Third of the Certificate of Incorporation of AT&T.

      1.7 AT&T EMPLOYEE means any individual who, as of the Close of the Disposition Date, is either actively employed by or then on a leave of absence from AT&T or an AT&T Entity, but does not include any Transferred Individual.

      1.8 AT&T ENTITY means any Person that is, at the time relevant to the applicable provision of this Agreement, an Affiliate of AT&T, except that, for periods beginning after the Disposition Date, the term "AT&T Entity" shall not include Wireless Services or a Wireless Services Entity.

      1.9 AT&T EXECUTIVE means an employee or former employee, at salary grade level "E" or above (or comparable positions) of AT&T, an AT&T Entity, Wireless Services or a Wireless Services Entity, who immediately before the Close of the Disposition Date is eligible to participate in or receive a benefit under any AT&T Executive Benefit Plan.

      1.10 AT&T EXECUTIVE BENEFIT PLANS means the executive benefit and nonqualified plans, programs, and arrangements (exclusive of Individual Agreements) established and sponsored by AT&T, to the extent maintained, agreed upon, or assumed by AT&T or an AT&T Entity (other than Wireless Services or a Wireless Services Entity) for the benefit of employees and former employees of AT&T or an AT&T Entity (other than Wireless Services or a Wireless Services Entity) before the Close of the Disposition Date.

      1.11 AT&T FORCE MANAGEMENT PROGRAM means the AT&T Separation Plan, the AT&T Senior Management Separation Plan, the AT&T Special Executive Separation Plan, and the AT&T Senior Officer Separation Plan in effect as of the time relevant to the applicable provision of this Agreement.

      1.12 AT&T LONG TERM INCENTIVE PLAN means any of the AT&T 1987 Long Term Incentive Program, the AT&T 1997 Long Term Incentive Program, and such other stock-based incentive plans assumed by AT&T by reason of merger, acquisition, or otherwise, including


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incentive plans of NCR Corporation, Teradata Corporation, Lin Broadcasting
Corporation, MediaOne Group Inc., McCaw Cellular Communications, Inc., Teleport Communications Group, Inc., ACC Corp., and Tele-Communications Inc. and any other incentive plan identified by AT&T before the Close of the Disposition Date, all as in effect as of the time relevant to the applicable provisions of this Agreement.

      1.13 AT&TMPP means the AT&T Management Pension Plan in effect as of the time relevant to the applicable provision of this Agreement.

      1.14 AT&T OPENING STOCK VALUE means the opening per-share price of the AT&T Common Stock as listed on the NYSE as of 9:30 A.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect) on the first trading day after the Wireless Dividend Date; provided, however, that if the Wireless Dividend occurs at a time when the NYSE is open for trading, AT&T Opening Stock Value shall mean the price at which AT&T Common Stock first trades immediately after the Wireless Dividend; provided further, that if the Wireless Dividend occurs prior to the first trade of AT&T common Stock on the Wireless Dividend Date, the AT&T Opening Stock Value shall mean the price at which AT&T Common Stock first trades on the Wireless Dividend Date..

      1.15 AT&T PENSION PLANS means the AT&TMPP, the AT&TPP, the AT&T Excess Benefit and Compensation Plan, and the AT&T Non-Qualified Pension Plan in effect as of the time relevant to the applicable provision of this Agreement.

      1.16 AT&TPP means the AT&T Pension Plan in effect as of the time relevant to the applicable provision of this Agreement.

      1.17 AT&T RABBI TRUST means the AT&T Corp. Benefits Protection Trust, as amended from time to time.

      1.18 AT&T SAVINGS PLANS means the AT&T defined contribution plans, in effect as of the time relevant to the applicable provision of this Agreement, participating in the AT&T Savings Plan Group Trust, other than the Wireless 401(k) Plan.

      1.19 AT&T TOLL DISCOUNT PROGRAM means the AT&T Senior Manager Telephone Discount Program and the AT&T Toll Discount Program in effect as of the time relevant to the applicable provisions of this Agreement.

      1.20 AT&T TRANSFEREES means Transferred Individuals who, immediately prior to the Close of the Disposition Date, performed services for Wireless Services as employees of AT&T or an AT&T Entity (other than Wireless Services or a Wireless Services Entity) and who became employees of Wireless Services or a Wireless Services Entity in connection with the Separation Transactions, as listed on Schedule 1.20 hereto, as such Schedule may be amended from time to time by the mutual written consent of AT&T and Wireless Services.

      1.21  AUDITING PARTY is defined in Section 6.4(a).


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      1.22  AWARD, when immediately preceded by "AT&T," means an award under the
AT&T Long Term Incentive Plan. When immediately preceded by "Wireless Services," Award means an award under the Wireless Services Adjustment Plan.

      1.23 AWE shall mean the "Wireless Group" as that term is defined in Part C, Article Third, of the Certificate of Incorporation of AT&T.

      1.24 AWE CLOSING STOCK VALUE means the closing per-share price of the AWE Common Stock as listed on the NYSE as of 4:00 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect) on the Wireless Dividend Date; provided, however, that if the Wireless Dividend occurs at a time when the NYSE is open for trading, AT&T Closing Stock Value shall mean the price at which AT&T Common Stock last trades immediately before the Wireless Dividend.

      1.25 AWE COMMON STOCK means common shares, par value of $1.00 per share, of AT&T denoted as "Wireless Group Common Stock" in Part A, Article Third, of the Certificate of Incorporation of AT&T.

      1.26 CLOSE OF THE DISPOSITION DATE means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Disposition Date.

      1.27 COBRA means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

      1.28 CODE means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

      1.29 DISPOSITION DATE means the last date as of which Wireless Services is a member of AT&T's controlled group of corporations within the meaning of
Section 414 of the Code.

      1.30 DISPOSITION YEAR means the calendar year during which the Disposition Date occurs.

      1.31 DISTRIBUTION shall have the meaning set forth in the Separation and Distribution Agreement.

      1.32 DISTRIBUTION NUMBER shall be the denominator of the Wireless Group Allocation Fraction (as defined in the Separation and Distribution Agreement, defined below) as of the close of business on the Record Date (which for purposes of clarification shall include shares of AWE Common Stock issuable upon conversion of the AT&T Wireless Group Preferred Stock ("AWG Preferred Stock") outstanding on the Record Date) minus the sum of (w) the number of shares of AWE Common Stock outstanding on the Record Date, (x) 12,577,650, which represents the number of shares of Wireless Common Stock reserved by Wireless for issuance upon the exercise of certain outstanding options,(y) the number of Retained Shares and (z) the number of shares of AWE Common Stock into which the shares of AWG Preferred Stock outstanding on the Record Date are convertible.


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      1.33  DISTRIBUTION RATIO means a fraction the numerator of which shall be the Distribution Number and the denominator of which is the number of shares of AT&T Common Stock outstanding at the close of business on the Record Date.

      1.34 EBLIP means the AT&T Executive Basic Life Insurance Program in effect as of the time relevant to the applicable provisions of this Agreement.

      1.35 ELIGIBLE WIRELESS SERVICE means a Transferred Individual's service with Wireless Services or a Wireless Services Entity after the Disposition Date, as evidenced by the Wireless Services Entity's own internal records, to the extent that such service, in AT&T's sole determination, would have been service credited under the AT&TMPP as "Term of Employment" if the Transferred Individual had been employed by a Participating Company in the AT&TMPP at the time of such service.

      1.36 ERISA means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

      1.37 EXCLUDED LIABILITY has the meaning given that term in the Separation and Distribution Agreement.

      1.38 HEALTH AND WELFARE PLANS, when immediately preceded by "AT&T," means the health and welfare plans established and sponsored by AT&T, to the extent maintained, agreed upon, or assumed by AT&T for the benefit of employees and retirees of AT&T and certain AT&T Entities (other than Wireless Services or a Wireless Services Entity), and such other health and welfare plans or programs as may apply to such employees and retirees as of the Disposition Date. When immediately preceded by "Wireless Services," Health and Welfare Plans means the health and welfare plans sponsored and maintained by Wireless Services or a Wireless Services Entity.

      1.39 HIPAA means the health insurance portability and accountability requirements for "group health plans" under the Health Insurance Portability and Accountability Act of 1996, as amended.

      1.40 IMMEDIATELY AFTER THE DISPOSITION DATE means 12:00 A.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the day after the Disposition Date.


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      1.41  INDIVIDUAL AGREEMENT means an individual contract or agreement
(whether written or unwritten), other than an Individual Deferral Agreement as defined below, entered into between AT&T, an AT&T Entity, Wireless Services, or a Wireless Services Entity and an AT&T Executive that establishes the right of such individual to special executive compensation or benefits, including a supplemental pension benefit, deferred compensation, severance, hiring bonus, loan, guaranteed payment, special allowance, tax equalization or disability benefit, or a share units grant (payable in the form of cash or otherwise) under individual phantom share agreements. An Individual Agreement does not include any individual contract, application or agreement entered into or by AT&T or an AT&T Entity and an AT&T Executive (or his or her assignee) that relates to the provision of nonqualified pension benefits (calculated using the defined benefit formula), eligibility for coverage under any Retirement-Related Benefit Plan, or life insurance coverage for the AT&T Executive under the EBLIP, the SMULIP, the SVULIP, or the AT&T Corp. Estate Enhancement Program (including the AT&T Corp. Alternative Death Benefit Program and the AT&T Corp. Special Death Benefit Program).

      1.42 INDIVIDUAL DEFERRAL AGREEMENT means an agreement entered into prior to the Close of the Disposition Date by AT&T and an AT&T Transferee for the deferral of compensation (other than a deferral election made by an AT&T Transferee under the AT&T Deferral Plan) and with respect to which all events have occurred and all conditions have been satisfied entitling such individual to payment of such deferred compensation other than termination of employment or the mere passage of time.

      1.43 INTRINSIC VALUE means, with respect to an Option, as defined below, the result obtained by multiplying (a) times (b) where "(a)" equals the result obtained by subtracting the exercise price per share of the Option from (i) the AT&T Closing Stock Value or (ii) the AT&T Opening Stock Value or (iii) the Wireless Stock Value, whichever is applicable, as specified in Section 5.3(a)(ii), and "(b)" equals the number of shares of stock subject to such Option, as specified in Section 5.3(a)(ii). In cases where the exercise price per share of an Option exceeds (i) the AT&T Closing Stock Value or (ii) the AT&T Opening Stock Value or (iii) the Wireless Stock Value, whichever is applicable, Intrinsic Value shall be a negative number.

      1.44  IRS means the Internal Revenue Service.

      1.45 LIABILITIES has the meaning given that term in the Separation and Distribution Agreement.

      1.46  NON-PARTIES is defined in Section 6.4(b).

      1.47  NYSE means the New York Stock Exchange.

      1.48 OPTION, when immediately preceded by "AT&T," means an option (either nonqualified or incentive) to purchase shares of AT&T Common Stock pursuant to an AT&T Long Term Incentive Plan. When immediately preceded by "Wireless," Option means an option (either nonqualified or incentive) to purchase shares of Wireless Common Stock pursuant to the Wireless Services Adjustment Plan. When preceded by "AWE," Option means an option (either nonqualified or incentive) to purchase shares of AWE Common Stock.


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      1.49  PARTICIPATING COMPANY means (a) AT&T, (b) any Person (other than an individual) that AT&T has approved for participation in, and which is participating in, a Plan sponsored by AT&T or an AT&T Entity, and (c) any Person (other than an individual) which, by the terms of such a Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

      1.50 PERSON has the meaning given that term in the Separation and Distribution Agreement.

      1.51 PLAN, when immediately preceded by "AT&T," means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, to the extent amended from time to time, for which the eligible classes of participants include employees or former employees of AT&T or an AT&T Entity. When immediately preceded by "Wireless Services," Plan means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, to the extent amended from time to time, for which the eligible classes of participants are limited to employees or former employees of Wireless Services or a Wireless Services Entity, but no other AT&T Entity.

      1.52 RESTRUCTURING PLAN means AT&T's spin-off of its business and consumer units pursuant to the plan of corporate restructuring approved in principal by the AT&T Board of Directors on October 23, 2000.

      1.53 RETAINED SHARES means a number of shares of Wireless Common Stock (rounded to the nearest share) equal to $3 billion divided by the closing share price of the AWE Common Stock on The New York Stock Exchange on the record date for determining holders of AT&T common stock entitled to receive the Distribution (without giving effect to any extended-hours trading).

      1.54 RETIREMENT-RELATED BENEFIT PLANS means the AT&T Medical Expense Plan for Retired Employees, the AT&T Dental Expense Plan for Retired Employees, the AT&T Group Life Insurance Plan, the AT&T Supplementary Life Insurance Plan (provided, that in the case of the life insurance plans, the applicable Transferred Individual was enrolled for coverage as an active employee under the corresponding active-employee life insurance plans at the time of his or her termination of employment), the AT&T Toll Discount Program,. For purposes of this Agreement, the EBLIP,, the SMULIP, the SVULIP, the AT&T Corp. Estate Enhancement Program (including the AT&T Corp. Alternative Death Benefit Program and the AT&T Corp. Special Death Benefit Program), and any other plans, programs, or arrangements not expressly identified in this Section 1.48 shall not be considered Retirement-Related Benefit Plans.

      1.55 SEPARATION AND DISTRIBUTION AGREEMENT is defined in the recitals to this Agreement.

      1.56 SEPARATION TRANSACTIONS has the meaning given that term in the Separation and Distribution Agreement.

      1.57 SMULIP means the AT&T Senior Management Universal Life Insurance Program in effect as of the time relevant to the applicable provisions of this Agreement.


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      1.58  SUBSIDIARIES has the meaning given that term in the Separation and
Distribution Agreement.

      1.59 SVULIP means the AT&T Supplemental Variable Universal Life Insurance Program in effect as of the time relevant to the applicable provisions of this Agreement.

      1.60 TRANSFERRED INDIVIDUAL means any individual who, as of the Close of the Disposition Date, is either (a) then actively employed by, or then on a leave of absence from, Wireless Services or a Wireless Services Entity, or (b) is designated by mutual written agreement of AT&T and Wireless Services as a Transferred Individual. Nothing contained in this Agreement shall permit any non-employee of AT&T, Wireless Services, an AT&T Entity, or a Wireless Services Entity to participate, at any time, in any AT&T Plan or Wireless Services Plan.

      1.61 TRANSFER REQUEST means a written request made by Wireless Services to AT&T pursuant to Section 5.8(d) for the transfer from AT&T to Wireless Services of certain Liabilities under the AT&T Deferral Plan relating to AT&T Deferral Plan Participants.

      1.62  TRANSITION PERIOD has the meaning set forth in Section 2.5.

      1.63  U.S. means the 50 United States and the District of Columbia.

      1.64 WIRELESS COMMON STOCK has the meaning given that term in the Separation and Distribution Agreement.

      1.65 WIRELESS DIVIDEND shall mean the distribution by AT&T of Wireless Common Stock to AT&T shareholders with respect to their AT&T Common Stock in consummation of the split-off of Wireless Services described in the Separation and Distribution Agreement.

      1.66 WIRELESS DIVIDEND DATE means the date on which the Wireless Common Stock held by AT&T is distributed to AT&T shareholders with respect to their AT&T Common Stock.

      1.67 WIRELESS EXCHANGE DATE means the date on which AWE Common Stock is redeemed in exchange for Wireless Common Stock.

      1.68 WIRELESS 401(K) PLAN means the AT&T Wireless Services 401(k) Retirement Plan.

      1.69  WIRELESS SERVICES is defined in the recitals to this Agreement.

      1.70 WIRELESS SERVICES ADJUSTMENT PLAN means the long term incentive plan or program to be established by Wireless Services, effective immediately prior to the Wireless Dividend Date, in connection with the treatment of Options as described in Article V.

      1.71 WIRELESS SERVICES ENTITY means Wireless Services and any Person that is, at the relevant time, a Subsidiary of Wireless Services or is otherwise controlled, directly or indirectly, by Wireless Services.

      1.72 WIRELESS SEVERANCE PLAN means the AT&T Wireless Services Severance Pay Plan.

      1.73 WIRELESS STOCK VALUE means the opening per-share price of Wireless Common Stock as listed on the NYSE as of 9:30 A.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect) on the first trading day after the Wireless Dividend Date; provided, however, that if the Wireless Dividend occurs at a time when the NYSE is open for trading, WIRELESS STOCK VALUE shall mean the price at which Wireless Common Stock trades as of the moment after the Wireless Dividend; provided further, that if the Wireless Dividend occurs prior to the first trade of Wireless Common Stock on the Wireless Dividend Date, the Wireless Stock Value shall mean the price at which Wireless Common Stock first trades on the Wireless Dividend Date..


                                   ARTICLE II
                               GENERAL PRINCIPLES

      2.1 ASSUMPTION AND RETENTION OF LIABILITIES. Wireless Services hereby assumes and agrees to pay, perform, fulfill, and discharge, except as expressly provided in this Agreement, (i) all Liabilities under Wireless Services Plans,
(ii) all employment-related liabilities with respect to all Transferred Individuals other than AT&T Transferees, and other employees or former employees of Wireless Services or a Wireless Services Entity (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of Wireless Services or a Wireless Services Entity or in any other employment, non-employment, or retainer arrangement, or relationship with Wireless Services or a Wireless Services Entity), and their dependents and beneficiaries, for periods from and after the date such individuals became employees of, or performed services for Wireless Services or a Wireless Services Entity, as the case may be, (iii) all employment-related liabilities with respect to all AT&T Transferees for periods of service with Wireless Services or a Wireless Services Entity after the Disposition Date and (iv) any AT&T Liabilities expressly transferred to Wireless Services or a Wireless Services Entity under this Agreement. AT&T shall retain Liabilities to or relating to Transferred Individuals, and their dependents and beneficiaries, arising out of or resulting from employment by AT&T or an AT&T Entity for periods on or before the Disposition Date (including without limitation such Liabilities remaining under AT&T Plans) or that are expressly retained by AT&T in this Agreement or any other written agreement between Wireless Services and AT&T. Notwithstanding the foregoing, Wireless Services shall not, by virtue of any provision of this Agreement or the Separation and Distribution Agreement, be deemed to have assumed any Excluded Liability.

      2.2 WIRELESS SERVICES PARTICIPATION IN AT&T PLANS. Effective as of the Close of the Disposition Date, Wireless Services and each Wireless Services Entity shall cease to be a Participating Company in any AT&T Plan, and AT&T and Wireless Services and each Wireless Services Entity shall take all necessary action before the Disposition Date to effectuate such cessation as a Participating Company.

      2.3 SPONSORSHIP OF WIRELESS SERVICES PLANS. Effective no later than Immediately after the Disposition Date, Wireless Services shall assume, or shall cause a Wireless Services Entity to assume, sponsorship of (a) the Wireless 401(k) Plan, and (b) each other Wireless Services Plan sponsored by AT&T or an AT&T Entity that is identified in Schedule "2.3" hereto.

      2.4 SEVERANCE BENEFITS. Effective no later than Immediately after the Disposition Date, Wireless Services shall provide to AT&T Transferees who become eligible to receive severance benefits under the Wireless Severance Plan at any time prior to the first anniversary of the Disposition Date, severance payments in an amount not less than the greater of (i) the severance payment amounts that such AT&T Transferees would have received under the AT&T Force Management Program or (ii) the severance payment amounts otherwise payable to AT&T Transferees under the Wireless Services severance plan. The determination of severance benefits under either the AT&T Force Management Program or the Wireless Severance Plan shall take into account prior AT&T service and Eligible Wireless Services service. Effective Immediately after the Disposition Date, Wireless Services agrees to enter into 'change in control' agreements with AT&T Transferees who are also AT&T Executives and to amend Wireless Services Plans, as appropriate, to provide change in control benefits to AT&T Transferees in the event of a change in control of Wireless after (but not as a result of) the Wireless Dividend which are substantially similar in the aggregate and in form to the benefits they would have received from AT&T or an AT&T Entity if a change in control of AT&T or severance had occurred immediately prior to the Disposition Date.

      2.5 TERMS OF PARTICIPATION BY TRANSFERRED INDIVIDUALS IN WIRELESS SERVICES PLANS. AT&T and Wireless Services shall adopt, or cause to be adopted, all reasonable and necessary Plan amendments and procedures to prevent Transferred Individuals from receiving duplicative benefits from the AT&T Plans and the Wireless Services Plans. In particular, only compensation paid by a Wireless Services Entity to a Transferred Individual shall be taken into account in determining allocations of profit sharing contributions under the Wireless 401(k) Plan. With respect to Transferred Individuals, each Wireless Services Plan shall provide that all service, all compensation, and all other benefit-affecting determinations that, as of the Close of the Disposition Date, were recognized under the corresponding AT&T Plan shall, as of Immediately after the Disposition Date, receive full recognition, credit, and validity and be taken into account under such Wireless Services Plan, except to the extent that duplication of benefits would result.

      2.6 SERVICE RECOGNITION. AT&T and Wireless Services and their respective Subsidiaries shall (i) mutually credit service recognized by the other under the terms of their respective benefit plans and programs where appropriate (but not for purposes of benefit accruals under any pension plan), (ii) transfer of accounts between the AT&T Savings Plans and the Wireless 401(k) Plan, and (iii) provide coverage and benefits relating to health and welfare plans in a manner consistent with the provisions of Sections 4.1, 4.2, 4.3 and 4.5, with respect to individuals who cease employment with AT&T or an AT&T Entity and who immediately become employees of Wireless Services or a Wireless Services Entity and Transferred Individuals who cease employment with Wireless Services or a Wireless Services Entity and who immediately become employees of AT&T or an AT&T Entity, in each case within a period not to exceed nine months in duration after the Disposition Date (the "Transition Period") The service crediting described above shall be subject to any applicable "service bridging" or "break in service" rules under the AT&T Plans and the Wireless Services Plans.

      2.7 APPROVAL BY AT&T AS SOLE SHAREHOLDER. Prior to the Wireless Exchange Date, AT&T shall cause Wireless Services to adopt the Wireless Services Adjustment Plan and the AT&T Wireless Services, Inc. 2001 Long Term Incentive Plan, which shall have terms and conditions that are substantially similar to the AT&T 1997 Long Term Incentive Plan, and the Wireless Services Employee Stock Purchase Plan which plans shall be approved prior to the Wireless Exchange Date by AT&T as Wireless Services' sole shareholder. If Wireless Services adopts any other Wireless Services Plan, one or more benefit plans for non-employee directors of Wireless Services, or "change in control" compensation and benefit provisions, or enters into or assumes any employment agreements with executives of Wireless Services or a Wireless Services Entity, while Wireless Services or the Wireless Services Entity is a wholly owned subsidiary of AT&T, and the plan, plans, provisions, or agreements are reasonably acceptable to AT&T, and the parties mutually agree that shareholder approval is legally required or advisable, then AT&T shall cooperate in obtaining such shareholder approval before the Disposition Date of any such Wireless Services Plan, non-employee director plan, "change in control" provision, or employment agreement.

      2.8 EMPLOYMENT OF AT&T TRANSFEREES. Immediately prior to the Wireless Dividend, all AT&T Transferees shall be deemed to have terminated their employment with AT&T or an AT&T Entity and shall be deemed to be employees of Wireless Services or a Wireless Services Entity.

                                   ARTICLE III
                 DEFINED CONTRIBUTION AND DEFINED BENEFIT PLANS

      3.1   WIRELESS 401(K) PLAN.

            (a) 401(K) PLAN TRUST. Effective Immediately after the Disposition Date, the trust established and forming part of the Wireless 401(k) Plan shall cease to be a participating trust in the AT&T Savings Plan Group Trust. AT&T and Wireless Services shall adopt or cause to be adopted any amendments to any trust agreements or plan documents reasonably necessary to transfer settlor responsibility and control of such trust from AT&T to Wireless Services.

            (b) ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS. AT&T and Wireless Services shall adopt, or cause to be adopted, all reasonable and necessary Plan amendments and procedures by which each Transferred Individual who has an account under the AT&T Savings Plans may make a one-time election to have such account transferred to the Wireless 401(k) Plan as soon as practicable after April 15 of the year following the Disposition Year or such earlier date as AT&T and Wireless Services shall mutually determine, or to have such account remain in the AT&T Savings Plans until the Transferred Individual receives a distribution from the AT&T Savings Plans in accordance with the terms of the AT&T Savings Plans and applicable law; provided, however, that such transfer shall not occur if AT&T, Wireless Services or any other AT&T or Wireless Services savings plan fiduciary reasonably believes that the transfer could result in the failure of any AT&T Savings Plan or the Wireless 401(k) Plan to qualify under Code Section 401(a). As of the Close of the Disposition Date, all account balances of Transferred Individuals in the AT&T Savings Plans shall be immediately vested. AT&T agrees to provide to Wireless Services, as soon as practicable after the Disposition Date, a list of the Transferred Individuals who were participants in or are otherwise entitled to benefits under the

AT&T Savings Plan, including descriptions of their respective account balances and the protected benefits (within the meaning of Section 411(d)(6) of the Code) attached to their accounts. Except as otherwise specifically provided above regarding plan qualification. As soon as practicable after April 15 of the year following the Disposition Year: (i) AT&T shall cause the accounts (including any outstanding loan balances) of the Transferred Individuals who elect a transfer under the AT&T Savings Plans to be transferred to the Wireless 401(k) Plan and its related trust in cash or such other assets as mutually agreed by AT&T and Wireless Services; (ii) Wireless Services (or any successor Wireless Services Entity) and the Wireless 401(k) Plan shall assume and be solely responsible for all Liabilities under each of the AT&T Savings Plans to or relating to Transferred Individuals who elect a transfer of their accounts (to the extent assets related to those accounts are transferred from the AT&T Savings Plans); and (iii) Wireless Services shall cause such transferred accounts to be accepted by the Wireless 401(k) Plan and its related trust and shall cause the Wireless 401(k) Plan to satisfy all protected benefit requirements under the Code and applicable law with respect to the transferred accounts. In determining whether a Transferred Individual is vested in his or her account under the Wireless 401(k) Plan, the Wireless 401(k) Plan shall credit each Transferred Individual with all the Transferred Individual's service credited under the AT&T Savings Plan, whether or not the Transferred Individual elects a transfer of his or her accounts under the AT&T Savings Plans to the Wireless 401(k) Plan. AT&T shall make a one-time payment directly to the Transferred Individuals, in the year following the Disposition Year, of the amount of "lost savings plan matching contributions," if any, to which they would have been entitled under existing AT&T practices with respect to compensation earned on or before the Disposition Date that is in excess of the annual limits imposed by Code Section 401(a)(17). As soon as practicable following the Disposition Date, AT&T shall contribute to the AT&T Savings Plans all matching contributions, if any, due to the Transferred Individuals pursuant to the terms and conditions of such Plans.

      3.2 AT&T ESOP. Effective Immediately after the Disposition Date, and thereafter, Transferred Individuals shall be entitled to receive a distribution of their accounts under the AT&T Employee Stock Ownership Plan in accordance with the terms of such plan as they may be amended from time to time.

      3.3 AT&T PENSION PLANS. Effective as of the Close of the Disposition Date, the AT&T Pension Plans shall be amended to provide that:

            (a) each Transferred Individual who is a participant in the AT&TMPP or the AT&TPP shall be vested, as of after the Close of the Disposition Date, in his or her accrued benefit under the AT&T Pension Plans;

            (b) all unbridged net credited service of each Transferred Individual who transferred, or was reassigned, to Wireless Services, or one of its Subsidiaries, on or after September 19, 1994 from a Participating Company in the AT&TMPP or the AT&TPP shall be bridged, provided that the unbridged net credited service would have been eligible for bridging under the bridging rules of the AT&TMPP or the AT&TPP in the event that the Transferred Individual had continued to be employed as an "Employee" under the AT&TMPP or the AT&TPP and satisfied the applicable bridging rules under those plans; and

            (c) each Transferred Individual who transferred, or was reassigned, to Wireless Services, or one of its Subsidiaries, on or after September 19, 1994 from a Participating Company in the AT&TMPP or the AT&TPP who has a portion of his or her accrued benefit under a prior formula under the AT&T Pension Plans that has not yet been converted to cash balance shall be deemed to have completed any minimum period of net credited service that is required for such conversion.

                                   ARTICLE IV
                            HEALTH AND WELFARE PLANS

      4.1   ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES.

            (a) All Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred by or on behalf of Transferred Individuals or their covered dependents (other than Liabilities relating to health and welfare coverage or claims incurred under the Wireless Services Health and Welfare Plans, if such Transferred Individuals participate in the Wireless Services Health and Welfare Plans on or before the Disposition Date) under the AT&T Health and Welfare Plans on or before the Disposition Date shall remain Liabilities of AT&T, and, except as provided in Section 4.1(b), all Liabilities relating to health and welfare coverage or claims incurred by or on behalf of Transferred Individuals or their covered dependents after the Disposition Date shall be Liabilities of Wireless Services under the corresponding Wireless Services Health and Welfare Plans. Except as provided in
Section 4.1(b), a claim or Liability (i) for medical and dental benefits shall be deemed to be incurred upon the rendering of health services giving rise to the obligation to pay such benefits; (ii) for life insurance and accidental death and dismemberment insurance benefits shall be deemed to be incurred upon the occurrence of the event giving rise to the entitlement to such benefits; and
(iii) for disability benefits shall be deemed to be incurred upon the effective date of an individual is deemed to be disabled, giving rise to the entitlement to such benefits.

            (b) AT&T shall be responsible for all Liabilities under the applicable AT&T Health and Welfare Plan that relate to, arise out of, or result from any hospitalization of a Transferred Individual or his or her covered dependent which begins on or before the Disposition Date; under an AT&T Health and Welfare Plan and continues after the Disposition Date; provided, however, that AT&T shall not be responsible for Liabilities relating to, arising out of, or resulting from the portion of any such hospitalization (i) for a medical condition that extends beyond 120 consecutive days of confinement (with respect to Liabilities following such 120-day period), or (ii) for a mental health/chemical dependency condition that extends beyond 30 consecutive days of confinement (with respect to Liabilities following such 30-day period). AT&T also shall be responsible for all Liabilities under the applicable AT&T Health and Welfare Plan that relate to, arise out of, or result from any denture work, bridge work, crown installation, or root canal therapy for a Transferred Individual or his or her covered dependent for which preparatory dental services have been rendered under an AT&T Health and Welfare Plan on or before the Disposition Date and such dental treatment continues after the Disposition Date, provided that such dental treatment is concluded within allowable time limitations under the applicable AT&T Health and Welfare Plan. Coverage for any such hospitalization or dental services shall be provided after the Disposition Date without interruption under the appropriate AT&T Health and Welfare Plan until such hospitalization or treatment for such condition is concluded or discontinued subject to applicable plan rules and limitations. The corresponding Wireless Services Health and Welfare Plan that covers the Transferred Individual or his or her covered dependent after the Disposition Date shall be secondarily liable (for purposes of coordination of benefits) in accordance with its terms and conditions with respect to any such hospitalization or dental treatment.

      4.2   HEALTH AND WELFARE PLAN TRANSITIONAL COVERAGE RULES.

            (a) Transferred Individuals who were employees of Wireless Services or a Wireless Services Entity and were participants in the Wireless Services Health and Welfare Plans as of the Close of the Disposition Date shall continue to participate in the Wireless Services Health and Welfare Plans after the Close of the Disposition Date, subject to the terms and conditions of such Plans. Subject to the agreement of any applicable insurer, all compensation, periods of service, benefit elections, deductible payments, payments toward the applicable out-of-pocket maximums, and other benefit-affecting determinations affecting Transferred Individuals that, as of the Close of the Disposition Date, were recognized under the AT&T Health and Welfare Plans shall receive full recognition, credit, and validity and be taken into account under the Wireless Services Health and Welfare Plans Immediately after the Disposition Date in the same manner and subject to the same terms and conditions as in effect immediately before the Disposition Date.

            (b) To the extent that any Transferred Individual participates in an AT&T Health and Welfare Plan immediately before the Close of the Disposition Date, such Transferred Individual shall be (i) treated in the same manner under the AT&T Health and Welfare Plans as any other similarly situated employee of AT&T or an AT&T Entity with the same years of service and age who may otherwise terminate his or her employment with AT&T and all AT&T Entities on the Disposition Date; and (ii) entitled to have his or her net credited service with AT&T or an AT&T Entity on or before the Disposition Date recognized by the Wireless Services Health and Welfare Plans for purpose of determining eligibility to participate in the Wireless Services Health and Welfare Plans, effective Immediately after the Disposition Date.

            (c) Any Transferred Individual who participates in an AT&T Health and Welfare Plan immediately before the Close of the Disposition Date and who, after the recognition of net credited service provided for in Section 4.2(b)(ii) satisfies the eligibility requirements under the Wireless Services Health and Welfare Plans, shall be (i) entitled to enroll, effective Immediately after the Disposition Date, as a newly-eligible employee of Wireless Services or a Wireless Services Entity, in the Wireless Services Health and Welfare Plans then available to similarly situated employees of Wireless Services or a Wireless Services Entity, whichever is applicable; and (ii) eligible to elect such coverages and benefit options as may then be available or provided under the terms of the Wireless Services Health and Welfare Plans to new employees of Wireless Services or a Wireless Services Entity.

            (d) With respect to any Transferred Individual and his or her dependents (if any) who were covered under an AT&T Health and Welfare Plan immediately before the Close of the Disposition Date, Wireless Services shall take the appropriate actions reasonably necessary to ensure that the proof of insurability requirements (if any) and the preexisting condition exclusions (if any) applicable to new enrollees under the corresponding Wireless

Services Health and Welfare Plan (if any) are waived with respect to such Transferred Individual and his or her dependents, provided that such Transferred Individual or his or her dependents enroll for coverage in the corresponding Wireless Services Health and Welfare Plan within no more than 31 days after the last day of the month in which the Disposition Date occurs.

            (e) The transfer of employment from AT&T or an AT&T Entity to Wireless Services or a Wireless Services Entity as of the Close of the Disposition Date shall neither constitute nor be treated as a "status change" with respect to any Transferred Individual under the AT&T Health and Welfare Plans or the Wireless Services Health and Welfare Plans.

      4.3   HCRA/CECRA POST-DISPOSITION TRANSITIONAL RULES.

            (a) AT&T HEALTH CARE REIMBURSEMENT ACCOUNT PLAN. To the extent any Transferred Individual made contributions to the AT&T Health Care Reimbursement Account Plan ("AT&T HCRA Plan") during the Disposition Year, such Transferred Individual shall be permitted to file claims for reimbursement for qualifying health care expenses incurred during the Disposition Year through the Close of the Disposition Date, for a total amount not to exceed the amount elected by such Transferred Individual for that year. Such claims may be filed at any time on or before April 15 of the year following the Disposition Year in the manner permitted under the AT&T HCRA Plan. Account balances, whether positive or negative, shall not be transferred or assigned from AT&T or an AT&T Entity to Wireless Services or a Wireless Services Entity.

            (b) AT&T CHILD/ELDER CARE REIMBURSEMENT ACCOUNT PLAN. To the extent any Transferred Individual made contributions to the AT&T Child/Elder Care Reimbursement Account Plan ("AT&T CECRA Plan") during the Disposition Year and such Transferred Individual has a positive account balance in his or her "Child/Elder Care Reimbursement Account" under the AT&T CECRA Plan as of the Close of the Disposition Date, such Transferred Individual shall be entitled to file claims for reimbursement for qualifying child and elder care expenses incurred at any time during the Disposition Year for a total amount not to exceed the amount of such Transferred Individual's positive account balance determined as of the Close of the Disposition Date. A Transferred Individual shall be considered to have a "positive account balance" in the AT&T CECRA Plan if, as of the determination date, (i) the total amount he or she actually contributed to the AT&T CECRA Plan for the Disposition Year, minus (ii) the total amount of reimbursements paid to such Transferred Individual for qualifying child care and elder care expenses incurred at any time during the Disposition Year, is a positive number. Such claims may be filed at any time on or before April 15 of the year following the Disposition Year, in the manner permitted under the AT&T CECRA Plan. Account balances shall not be transferred or assigned from AT&T or an AT&T Entity to Wireless Services or a Wireless Services Entity.

      4.4 WORKERS' COMPENSATION LIABILITIES. Except as provided below, all workers' compensation Liabilities relating to, arising out of, or resulting from any claim by a Transferred Individual that results from an accident or from an occupational disease which becomes manifest on or before the Disposition Date and while such Transferred Individual was employed by AT&T or an AT&T Entity shall be retained by AT&T. Wireless Services and each Wireless Services Entity shall assume and be solely responsible for all workers' compensation Liabilities relating to, arising out of, or resulting from any claim incurred for a compensable injury sustained (i) by Wireless Services' and each Wireless Services Entity's employees at any time; and (ii) by a Transferred Individual after the Disposition Date. For purposes of this Agreement, a compensable injury shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers' compensation benefits or an occupational disease becomes manifest, as the case may be. AT&T and Wireless Services and each Wireless Services Entity shall cooperate with respect to any notification to appropriate governmental agencies of the disposition and the issuance of new, or the transfer of existing, workers' compensation insurance policies and claims handling contracts.

      4.5 PAYROLL TAXES AND REPORTING OF COMPENSATION. AT&T, Wireless Services, and each Wireless Services Entity agrees to take such action as may be reasonably necessary or appropriate in order to minimize Liabilities related to payroll taxes of AT&T, Wireless Services and each Wireless Services Entity after the Disposition Date, as described in clauses 5.3(a)(vi) through (x). AT&T, Wireless Services and each Wireless Services Entity shall each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the Disposition Date, including compensation related to the exercise of Options, as described in clauses 5.3(a) (vii) through (x)

      4.6 AT&T RETIREMENT-RELATED BENEFITS. AT&T shall amend the Retirement-Related Benefit Plans, to be effective Immediately after the Disposition Date, to provide that each Transferred Individual who was an AT&T management employee and was transferred or reassigned to a Wireless Services Entity on or after September 19, 1994, after attaining at least ten years of net credited service shall be eligible to participate in the Retirement Related Benefit Plans provided that the sum of such Transferred Individual's age and net credited service (both expressed in days), determined as of the Disposition Date is no less than 23,725 days (which equals the product of 65 years and 365 days per year) (referred to as the "Rule of 65").

While a Transferred Individual who is eligible to participate in the Retirement-Related Benefits Plans is covered as an active employee of Wireless Services or a Wireless Services Entity under the Wireless Services Health and Welfare Plans, the coverage provided to such Transferred Individual and his or her covered dependents (if any) under the AT&T Medical Expense Plan for Retired Employees and the AT&T Dental Expense Plan for Retired Employees shall be secondary to the coverage provided under the Wireless Services Health and Welfare Plans.

      4.7 COBRA AND HIPAA COMPLIANCE. AT&T shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of credible coverage requirements of HIPAA, and the corresponding provisions of the AT&T Health and Welfare Plans with respect to Transferred Individuals and their covered dependents who incur a COBRA qualifying event or loss of coverage under the AT&T Health and Welfare Plans at any time on or before the Disposition Date. Effective Immediately after the Disposition Date, Wireless Services or a Wireless Services Entity shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of credible coverage requirements of HIPAA, and the corresponding provisions of the Wireless Services Health and Welfare Plans with respect to Transferred Individuals and their covered dependents who incur a COBRA qualifying event or loss of coverage under the Wireless Services Health and Welfare Plans at any time after the Close of the Disposition Date.

      4.8 DIRECT PAY ARRANGEMENTS. AT&T shall take, or cause its third-party vendor or insurer to take, all such actions as are or may be reasonably necessary to enable any Transferred Individual and his or her eligible family members covered under either the AT&T Long-Term Care Plan for Management Employees or the AT&T Long-Term Care Plan for Occupational Employees as of the Disposition Date, to continue such coverage on a direct pay basis after the Close of the Disposition Date.


                                    ARTICLE V
                      EXECUTIVE BENEFITS AND OTHER BENEFITS

      5.1   INDIVIDUAL AGREEMENTS - ASSUMPTION OF LIABILITIES AND CONSENTS.

            (a) AT&T has been providing compensation and benefits, subject to reimbursement from a Wireless Services Entity, to AT&T Transferees, during the period those AT&T Transferees have been providing services on a substantially full-time basis to a Wireless Services Entity. AT&T shall continue to provide such compensation and benefits through the Disposition Date, and be entitled to reimbursement from a Wireless Services Entity, in accordance with established practice.

            (b) Certain plans and programs of AT&T, including but not limited to the AT&T Senior Officer Separation Plan (the "SSOSP"), the AT&T Senior Management Separation Plan (the "SMSP") and the AT&T Special Executive Separation Plan (the "SESP"), as well as certain Individual Agreements, provide for the payment of certain compensation and benefits in the event of the termination of employment of the individual covered by the terms of such plans or Individual Agreements. A termination of an AT&T Transferee's employment from AT&T in connection with or in anticipation of the consummation of the transactions contemplated by the Separation and Distribution Agreement shall not be deemed to be a termination of employment for purposes of the SSOSP, the SMSP, the SESP or other similar plans and programs. A termination of employment from AT&T in connection with or in anticipation of the consummation of the transactions contemplated by the Separation and Distribution Agreement of an AT&T Transferee who is a party to an Individual Agreement, the obligations of which are assumed by Wireless pursuant to the provisions of Section 5.1(d) of this Agreement shall not be deemed to be a termination of employment for purposes of administering benefits under such Individual Agreement, the payment or vesting of which is conditioned upon termination of employment.

            (c) AT&T shall retain liabilities with respect to any Individual Deferral Agreement and with respect to any benefits which are or become payable for periods after termination of employment as a result of an AT&T Transferee's meeting the requirements of the Rule of 65.

            (d) Effective Immediately after the Disposition Date, except as otherwise expressly provided in Section 5.1(c), Wireless Services shall assume all liability with respect those Individual Agreements and other matters set forth on Schedule 5.1 to this Agreement in consideration of and with respect to services rendered to Wireless after the Disposition Date, including payment of any compensation or benefit which is not yet due and payable pursuant to the terms of such Individual Agreement.

      5.2 AT&T SHORT TERM INCENTIVE PLAN AND AT&T BONUS PLAN AWARD. Wireless Services shall be responsible for determining all Awards that would otherwise be payable under the AT&T Short Term Incentive Plan to AT&T Transferees who are Senior Managers, or pursuant to the AT&T Bonus Plan Award to AT&T Transferees who are not Senior Managers, for the Disposition Year. Wireless Services shall also determine for AT&T Transferees (a) the extent to which established performance criteria (as interpreted by Wireless Services, in its sole discretion, after taking into account the effects of the Separation Transactions) have been met, and (b) the payment level for each AT&T Transferee. Wireless Services shall assume all Liabilities with respect to any such Awards payable to AT&T Transferees for the Disposition Year and thereafter.

      5.3 AT&T LONG TERM INCENTIVE PLANS. AT&T and Wireless Services shall use their reasonable best efforts to take all actions necessary or appropriate so that each outstanding Award granted under any AT&T Long Term Incentive Plan held by any individual who is either a current or former employee of AT&T or an AT&T Entity (as determined by AT&T) and any Transferred Individual shall be adjusted as set forth in this Article V and as illustrated in Schedules 5.3(a) and
Schedule 5.3(e) hereto.

            (a)   AT&T OPTIONS.

                  (i) As determined by the Committee (as that term is defined in the AT&T 1997 Long Term Incentive Program) pursuant to its authority under any of the AT&T Long Term Incentive Plans, each AT&T Option granted prior to January 1, 2001 outstanding under any AT&T Long Term Incentive Plan as of the Wireless Dividend Date shall be adjusted so that each individual who is the holder of an AT&T Option will have such option converted, immediately prior to the Wireless Dividend, and in the case of AT&T Transferees, immediately prior to the termination of their employment with AT&T pursuant to the terms of Section
2.8 hereof, into adjusted AT&T Options ("adjusted AT&T Options") under the applicable AT&T Long Term Incentive Plan and Wireless Options under the Wireless Services Adjustment Plan, whereby the combined Intrinsic Value of all the adjusted AT&T Options and all the Wireless Options held by such individual immediately after the Wireless Dividend equals the Intrinsic Value of all AT&T Options held by such individual immediately before the Wireless Dividend.

                  (ii) The adjustment set forth in Section 5.3(a)(i) shall be made as follows:

            EXERCISE PRICE OF ADJUSTED AT&T OPTIONS. The exercise price per share of AT&T Common Stock subject to an adjusted AT&T Option will be equal to the product obtained by multiplying (a) times (b) where "(a)" equals the exercise price per share of the AT&T Option with respect to which an adjustment is being made immediately before the Wireless Dividend, and "(b)" equals the quotient obtained by dividing the AT&T Opening Stock Value by the AT&T Closing Stock Value.

            EXERCISE PRICE OF WIRELESS OPTION. The exercise price per share of Wireless Common Stock subject to a Wireless Option issued pursuant to
      Section 5.3(a)(i) will be equal to the product obtained by multiplying (c) times (d) where "(c)" equals the exercise price per share of the AT&T Option with respect to which the Wireless Option is granted immediately before the Wireless Dividend and "(d)" equals the quotient obtained by dividing the Wireless Stock Value by the AT&T Closing Stock Value.

            NUMBER OF WIRELESS OPTIONS. The number of shares of Wireless Common Stock subject to a Wireless Option granted pursuant to Section 5.3(a)(i) will equal the product obtained by multiplying the number of shares of AT&T Common Stock subject to an AT&T Option outstanding as of the day before the Wireless Dividend Date times the Distribution Ratio.

            NUMBER OF ADJUSTED AT&T OPTIONS. The number of shares of AT&T Common Stock subject to an adjusted AT&T Option will equal the product obtained by dividing (a) by (b) where "(a)" equals (i) the Intrinsic Value of the AT&T Option with respect to which an adjustment is being made, based on the AT&T Closing Stock Value and the exercise price per share of such AT&T Option, minus (ii) the Intrinsic Value of the Wireless Option for the number of shares of Wireless Common Stock determined by application of the preceding paragraph based on the Wireless Stock Value, and "(b)" equals the Intrinsic Value of an Option to purchase one share of AT&T Common Stock based on the AT&T Opening Stock Value and the exercise price of such adjusted AT&T Option as set forth above.

                  (iii) As determined by the Committee pursuant to its authority under Section 4(e) of the AT&T 1997 Long Term Incentive Program, each AT&T Option granted on or after January 1, 2001 (an "AT&T 2001 Option") outstanding under any AT&T Long Term Incentive Plan as of the Wireless Dividend Date shall be adjusted so that each individual who is the holder of such an AT&T 2001 Option will receive, immediately prior to the Wireless Dividend, adjusted AT&T 2001 Options ("adjusted AT&T 2001 Options") under the applicable AT&T Long Term Incentive Plan whereby the Intrinsic Value of the adjusted AT&T 2001 Option held by such individual immediately after the Wireless Dividend equals the Intrinsic Value of the AT&T 2001 Option held by such individual immediately before the Wireless Dividend with respect to which the adjustment is being made.

      The adjustment set forth in Section 5.3(a)(iii) shall be made as follows:

            EXERCISE PRICE OF ADJUSTED AT&T 2001 OPTIONS. The exercise price per share of AT&T Common Stock subject to an adjusted AT&T 2001 Option will be equal to the product obtained by multiplying (a) times (b) where "(a)" equals the exercise price per share of the AT&T 2001 Option with respect to which an adjustment is being made immediately before the Wireless Dividend, and "(b)" equals the quotient obtained by dividing the AT&T Opening Stock Value by the AT&T Closing Stock Value.

            NUMBER OF ADJUSTED AT&T 2001 OPTIONS. The number of shares of AT&T Common Stock subject to an adjusted AT&T 2001 Option immediately after the Wireless Dividend will equal the product obtained by dividing (a) by (b) where "(a)" equals the Intrinsic Value of the AT&T 2001 Option with respect to which an adjustment is being made, based on the AT&T Closing Stock Value and the exercise price per share of such AT&T 2001 Option, and "(b)" equals the Intrinsic Value of an Option to purchase one share of AT&T Common Stock based on the AT&T Opening Stock Value and the exercise price of such adjusted AT&T 2001 Option as set forth above.

                  (iv) AT&T and Wireless Services acknowledge that, in the context of the Separation Transactions, the adjustment to AT&T Options as set forth in Section 5.3(a)(ii) will be implemented by the issuance of Wireless Options under the terms of the Wireless Services Adjustment Plan. Accordingly, it is intended that, to the extent of the issuance of such Wireless Options in connection with the adjustments set forth in Section 5.3(a)(ii), the Wireless Services Adjustment Plan shall be considered a successor to the AT&T Long Term Incentive Plan and to have assumed the obligation of the AT&T Long Term Incentive Plan to make the adjustment of AT&T Options as set forth in Section 5.3(a)(ii).

                  (v) After the Disposition Date, AT&T Options, including adjusted AT&T Options and adjusted AT&T 2001 Options, regardless of by whom held, shall be settled by AT&T pursuant to the terms of the AT&T Long Term Incentive Plan, and Wireless Options, regardless of by whom held, shall be settled by Wireless Services pursuant to the terms of the Wireless Services Adjustment Plan.

                  (vi) Except as provided pursuant to a separate agreement between AT&T and Qwest Communications International, Inc. (the "Qwest Agreement") AT&T shall claim the benefit of federal, state, and local tax deductions related to the exercise of all AT&T Options, including adjusted AT&T Options and adjusted AT&T 2001 Options, after the Disposition Date and Wireless Services shall not claim any such tax deductions. Except as otherwise provided pursuant to the Qwest Agreement, after the Disposition Date, AT&T shall be responsible for the proper payroll tax treatment and the proper reporting to the appropriate governmental authorities of compensation relating to all option exercises by AT&T Employees and by persons, other than Transferred Individuals, who as of the date of exercise are no longer employed by AT&T or one of its Subsidiaries, but whose last employment with AT&T or one of its subsidiaries was with AT&T or with a subsidiary of AT&T other than a Wireless Services Entity, of Wireless Options, adjusted AT&T Options and adjusted AT&T 2001 Options provided, however, that Wireless Services shall promptly reimburse AT&T for an amount equal to the Hospital Insurance tax under Section 3111(b) of the Code (the "HI Tax") upon the exercise of such Wireless Services Options (such reimbursement to be treated as deductible by Wireless Services and as taxable income to AT&T, which shall deduct the HI Tax as incurred).

                  (vii) Except with respect to Wireless Options granted pursuant to Section 5.3(a)(i) with respect to options subject to the Qwest Agreement, a Wireless Services Entity shall claim the benefit of federal, state and local tax deductions related to the exercise of Wireless Options after the Disposition Date and AT&T shall not claim any such tax deductions. Except with respect to Wireless Options granted pursuant to Section 5.3(a)(i) with respect to options subject to the Qwest Agreement, after the Disposition Date, a Wireless Services Entity shall be responsible for the proper payroll tax treatment and the proper reporting to the appropriate governmental authorities of compensation relating to all option exercises by Transferred Individuals and by persons who as of the date of exercise are no longer employed by a Wireless Services Entity, but whose last employment with any of AT&T, its subsidiaries, or any Wireless Services Entity, was with a Wireless Services Entity, of Wireless Options, adjusted AT&T Options and adjusted AT&T 2001 Options; provided, however, that AT&T shall promptly reimburse Wireless Services for an amount equal to the HI Tax upon the exercise of such AT&T Options (such reimbursement to be treated as deductible by AT&T and as taxable income to Wireless Services, which shall deduct the HI Tax as incurred).

                  (viii) With respect to any Wireless Option held by an AT&T Employee and by persons, other than Transferred Individuals, who as of the date of exercise are no longer employed by AT&T or one of its Subsidiaries, but whose last employment with AT&T or one of its subsidiaries was with AT&T or with a Subsidiary of AT&T other than a Wireless Services Entity, and with respect to any adjusted AT&T Option and any adjusted AT&T 2001 Option held by a Transferred Individual and by persons who as of the date of exercise are no longer employed by a Wireless Services Entity, but whose last employment with any of AT&T, its subsidiaries, or any Wireless Services Entity, was with a Wireless Services Entity, (each, a "Crossover Option"), Salomon Smith Barney or such other entity as mutually designated by AT&T and Wireless Services shall act as the recordkeeper for the Crossover Options. If the exercise of Crossover Options is made pursuant to a broker-assisted cashless exercise through the recordkeeper in accordance with the regulations of the Federal Reserve Board, then immediately after such exercise, the recordkeeper shall sell the number of shares necessary to remit the following payments (which may be all the shares): (i) to the issuer of the option, the exercise price; and (ii) to the employer of the option holder, the employee's share of income and payroll taxes. The recordkeeper shall thereafter remit to the Option holder (i) the balance of the proceeds from the sale of all shares or (ii) the remaining whole shares and cash for any fractional shares, as applicable.

                  (ix) AT&T and Wireless Services agree to act (or to take such action) with respect to such federal, state, or local tax deductions, and with respect to fulfilling the payroll tax and reporting obligations on compensation, consistent with (v) through (viii) above, as are reasonably necessary or appropriate to achieve, maintain and/or preserve such tax results. Any amounts required to be reimbursed by one party to another under subparagraphs (vii) and
(viii) shall be paid within 30 days of invoice.

                  (x) If (a) as a result of a determination (as defined in Section 1313 of the Code) or (b) in the opinion of nationally recognized tax counsel to AT&T or Wireless Services, which opinion and tax counsel are reasonably acceptable to the other party hereto, as a result of final or pending Treasury Regulations, Internal Revenue Service announcement or otherwise, in each case, there is a substantial likelihood that the tax deductions related to the exercise of Options under this Agreement and/or the payroll tax and reporting obligations related to the exercise of Options, will be inconsistent with all or any part of (vi) through (viii) above, the parties shall negotiate in good faith to restructure the arrangements set forth herein so that (I) if, pursuant to the determination or opinion, a party gets a tax deduction it was not entitled to claim under the terms of this Agreement, that party shall pay over to the party entitled to claim the deduction under the terms of this Agreement, as if and for the tax year(s) recognized through a reduction in taxes due and/or the receipt of a refund an amount equal to the lesser of (x) its tax benefit and (y) the benefit otherwise available to the party entitled to such deduction under the terms of this Agreement, as if and for the tax year(s) when such deduction would have resulted in a reduction in taxes due and/or the receipt of a refund and (II) the reporting and financial burden of the payroll taxes are, to the extent practicable, as described above. Any such amounts shall be payable within 30 days of the filing of the return in which the benefit described in (x) or (y), of the preceding sentence, whichever is later, is reflected. If the parties are unable to reach an agreement on how to restructure the arrangements set forth herein within 90 days of such determination or the receipt of the opinion of counsel described in the first sentence of this subparagraph (x) such disagreement shall be resolved by a nationally recognized law firm or accounting firm ("Independent Third Party"), selected in a manner similar to the procedure set forth in Section 9(e)(i) of the Amended and Restated Tax Sharing Agreement, whose judgment shall be conclusive and binding upon the parties. The cost of any Independent Third Party shall be shared equally between the parties.

            (b) AWE OPTIONS. Each AWE Option outstanding under any AT&T Long Term Incentive Plan as of the Wireless Exchange Date shall be converted on the Wireless Exchange Date, but prior to the Wireless Dividend, into Wireless Options ("converted Wireless Options") under the Wireless Services Adjustment Plan. The number of shares of Wireless Common Stock and the exercise price per share of Wireless Common Stock subject to the Wireless Option will be determined as follows:

            EXERCISE PRICE OF CONVERTED WIRELESS OPTIONS. The exercise price per share of Wireless Common Stock subject to a converted Wireless Option will be equal to the product obtained by multiplying (a) times (b) where "(a)" equals the exercise price per share of the AWE Option with respect to which the conversion is being made, determined immediately before the Wireless Dividend, and "(b)" equals the quotient obtained by dividing the Wireless Stock Value by the AWE Closing Stock Value.

            NUMBER OF CONVERTED WIRELESS OPTIONS. The number of shares of Wireless Common Stock subject to a converted Wireless Option immediately after the Wireless Dividend will equal the product obtained by dividing
      (a) by (b) where "(a)" equals the Intrinsic Value of the AWE Option with respect to which a conversion is being made, based on the AWE Closing Stock Value and the exercise price per share of such AWE Option, and "(b)" equals the Intrinsic Value of an Option to purchase one share of Wireless Common Stock based on the Wireless Stock Value and the exercise price of such converted Wireless Option as set forth above.

            (c) VESTING AND EXERCISABILITY OF OPTIONS. Each adjusted AT&T Option and each adjusted AT&T 2001 Option issued to a Transferred Individual as part of the adjustment to AT&T Options and AT&T 2001 Options pursuant to Section 5.3(a) shall be fully vested and shall continue to be exercisable and non-forfeitable after the Wireless Dividend Date for the remaining scheduled term of the original AT&T Option or AT&T 2001 Option with respect to which the Adjusted AT&T Option and the adjusted AT&T 2001 Option was issued.

      Each adjusted AT&T Option and each adjusted AT&T 2001 Option issued to an AT&T Employee as part of the adjustment to AT&T Options and AT&T 2001 Options pursuant to Section 5.3(a) shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding exercise as set forth in the original AT&T Option or AT&T 2001 Option with respect to which the Adjusted AT&T Option or the adjusted AT&T 2001 Option was issued..

      Each Wireless Option issued to a Transferred Individual as part of the adjustment to AT&T Options pursuant to Section 5.3(a) shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding exercise as set forth in the original AT&T Option with respect to which the Wireless Option was received.

      Each Wireless Option issued to an AT&T Employee as part of the adjustment to AT&T Options pursuant to Section 5.3(a) shall be fully vested and shall continue to be exercisable and non-forfeitable after the Wireless Dividend Date for the remaining scheduled term of the original AT&T Option with respect to which the Wireless Option was received.

      Each converted Wireless Option issued to an AT&T Employee in exchange for an AWE Option shall be fully vested and shall continue to be exercisable and non-forfeitable after the Wireless Dividend Date for the remaining scheduled term of the original AWE Option for which the Wireless Option was exchanged.

      Each converted Wireless Option issued to a Transferred Individual in exchange for an AWE Option shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding exercise as set forth in the original AWE Option from which the Wireless Option was converted.

      Notwithstanding the foregoing, the adjusted AT&T Options, adjusted AT&T 2001 Options and Wireless Options shall not be exercisable until the AT&T Opening Stock Value or Wireless Stock Value, as the case may be, is determined immediately after the Wireless Dividend.

            (d) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. As determined by the Committee (as that term is defined in the AT&T 1997 Long Term Incentive Program) pursuant to its authority under any of the AT&T Long Term Incentive Plans, each restricted share of AT&T Common Stock or restricted stock unit relating to shares of AT&T Common Stock that is outstanding under any AT&T Long Term Incentive Plan as of the Wireless Dividend Date shall be adjusted so that each AT&T Employee who is the holder of an AT&T restricted share or restricted stock unit will receive, immediately prior to the Wireless Dividend Date, an adjusted number of AT&T restricted shares or restricted stock units under the applicable AT&T Long Term Incentive Plan whereby the resulting number of AT&T restricted shares or restricted stock units shall be determined by multiplying the number of AT&T restricted shares or restricted stock units held by each AT&T Employee immediately before the Wireless Dividend Date by the quotient of the AT&T Closing Stock Value divided by the AT&T Opening Stock Value. Each Transferred Individual who is the holder of an AT&T restricted share or restricted stock unit will receive, immediately prior to the Wireless Dividend Date and in the case of AT&T Transferees, immediately prior to the termination of their employment with AT&T pursuant to the terms of Section 2.8 hereof,, exchange for each such AT&T restricted share or restricted stock unit, Wireless Services restricted shares or restricted stock units under the Wireless Services Adjustment Plan whereby the resulting number of Wireless Services restricted shares or restricted stock units shall be determined by multiplying the number of AT&T restricted shares or restricted stock units held by each Transferred Individual immediately before the Wireless Dividend Date by the quotient of the AT&T Closing Stock Value divided by the Wireless Opening Stock Value. Each Transferred Individual will continue to vest in his or her Wireless Services Award under the Wireless Services Adjustment Plan during his or her employment with Wireless Services or a Wireless Services Entity. Each AT&T Employee shall continue to vest in his or her AT&T Award under the AT&T Long Term Incentive Plan during his or her employment with AT&T and its Affiliates and shall continue to be subject to the same terms and conditions which applied to the original award. Each Wireless Services Award shall have the same terms and conditions as were applicable to the corresponding AT&T Award as of the close of the Wireless Dividend Date, except that references to AT&T and its Affiliates shall be modified to refer to Wireless Services and its Affiliates and dividend equivalent payments, if any, shall be payable after the Disposition Date with reference to dividends on Wireless Common Stock, if any.

            (e) PERFORMANCE SHARES AND STOCK UNITS. As determined by the Committee (as that term is defined in the AT&T 1997 Long Term Incentive Program) pursuant to its authority under any of the AT&T Long Term Incentive Plans:

                  (i) each AT&T Employee who is the holder of an AT&T Award granted prior to January 1, 2001 consisting of AT&T performance shares or AT&T stock units that is outstanding as of the Wireless Dividend Date shall receive, immediately prior to the Wireless Dividend:

                        (A) an award under the applicable AT&T Long Term Incentive Plan for the number of stock units determined by multiplying the number of AT&T performance shares held as of the Wireless Dividend Date by the Distribution Ratio; and

                        (B) an adjusted award of AT&T performance shares or AT&T stock units under the applicable AT&T Long Term Incentive Plan for a number of AT&T performance shares determined by dividing (a) by (b) where "(a)" equals the value of AT&T performance shares held as of the Wireless Dividend Date reduced by the value of the adjusted stock units awarded pursuant to Section 5.3
(e)(i), and "(b)" equals the value of a single AT&T performance share based on the AT&T Opening Stock Value.

                  (ii) Each Transferred Individual holding an AT&T Award consisting of AT&T performance shares for any open cycle granted prior to January 1, 2001, that is outstanding as of the Wireless Dividend Date will receive immediately prior to the Wireless Dividend, and in the case of an AT&T Transferee, immediately prior to the termination of their employment with AT&T pursuant to the terms of Section 2.8 hereof,:

                        (A) an award under the Wireless Services Adjustment Plan for a number of adjusted Wireless stock units determined by multiplying the number of AT&T performance shares held as of the Wireless Dividend Date by the Distribution Ratio; and

                        (B) an award of under the Wireless Services Adjustment Plan for a number of adjusted stock units determined by dividing (a) by (b) where "(a)" equals the value of AT&T performance shares held as of the Wireless Dividend Date reduced by the value of the adjusted stock units awarded pursuant to Section 5.3 (e)(i), and "(b)" equals the value of a single AT&T performance share based on the AT&T Opening Stock Value.

                  (iii) Each Transferred Individual will continue to vest or satisfy service requirements with respect to his or her Award of adjusted stock units under the Wireless Services Adjustment Plan in accordance with the terms and conditions of the original AT&T Performance Share Award with respect to which the adjusted stock units are issued, and the value and performance criteria of adjusted stock units held by a Transferred Individual will continue to be based on the underlying value of a share of AT&T Common Stock and AT&T performance measures as determined by the Compensation and Employee Benefits Committee of the AT&T Board of Directors from time to time, and the performance criteria for each such adjusted Wireless stock unit issued pursuant to 5.3(e)(ii)(A) above shall be deemed earned at 100% of target and shall otherwise be paid pursuant to the terms of the original Award.

                  (iv) Each AT&T Employee shall vest or satisfy service requirements with respect to his or her stock units issued under the AT&T Long Term Incentive Plan Each such stock unit shall be deemed earned at 100% of target and the value of such stock unit shall be determined by reference to the underlying value of a share of Wireless Common Stock. The performance criteria of each adjusted AT&T Performance Share held by an AT&T Employee will continue to be based on AT&T measures as determined by the Compensation and Employee Benefits Committee of the AT&T Board of Directors from time to time and shall otherwise be paid pursuant to the terms of the original Award.

                  (v) Except with respect to satisfaction of performance criteria, the payment of AT&T Performance Shares or stock units under either the AT&T Long Term Incentive Plan or the Wireless Services Adjustment Plan shall continue to be subject to the terms and conditions of the AT&T Long Term Incentive Plan and the Wireless Services Adjustment

Plan, as in effect from time to time, except that, with respect to stock units the value of which is determined by reference to the underlying value of Wireless Common Stock, shall be payable after the Disposition Date with reference to dividends on Wireless Common Stock, if any.

            (f) POST-2000 PERFORMANCE SHARES. As determined by the Committee (as that term is defined in the AT&T 1997 Long Term Incentive Program) pursuant to its authority under any of the AT&T Long Term Incentive Plans, each AT&T Performance Share granted on or after January 1, 2001, that is outstanding as of the Wireless Dividend Date shall be adjusted so that each AT&T Employee who is the holder of an AT&T Award will receive, immediately prior to the Wireless Dividend Date, an adjusted number of AT&T Performance Shares under the applicable AT&T Long Term Incentive Plan whereby the resulting number of AT&T Performance Shares shall be determined by multiplying the number of AT&T Performance Shares by each AT&T Employee immediately before the Wireless Dividend Date by the quotient of the AT&T Closing Stock Value divided by the AT&T Opening Stock Value. Each Transferred Individual who is the holder of an AT&T Performance Shares will receive, immediately prior to the Wireless Dividend Date, and in the case of AT&T Transferees, immediately prior to the termination of their employment with AT&T pursuant to the terms of Section 2.8 hereof, in exchange for such AT&T Performance Shares, Wireless Services stock units under the Wireless Services Adjustment Plan whereby the resulting number of Wireless Services stock units shall be determined by multiplying the number of AT&T Performance Shares held by each Transferred Individual immediately before the Wireless Dividend Date by the quotient of the AT&T Closing Stock Value divided by the Wireless Opening Stock Value. Each such stock unit shall be deemed earned at 100% of target and the value of such stock unit shall be determined by reference to the underlying value of a share of Wireless Common Stock. Each Transferred Individual will continue to vest in his or her Wireless Services stock units under the Wireless Services Adjustment Plan during his or her employment with Wireless Services or a Wireless Services Entity. Each AT&T Employee shall continue to vest in his or her AT&T Performance Shares under the AT&T Long Term Incentive Plan during his or her employment with AT&T and its Affiliates and will continue to be based on AT&T measures as determined by the Compensation and Employee Benefits Committee of the AT&T Board of Directors from time to time as remains applicable to AT&T employees, and shall continue to be subject to the same terms and conditions which applied to the original award. Each Wireless Services Award shall have the same terms and conditions as were applicable to the corresponding AT&T Award as of the close of the Wireless Dividend Date, except that references to AT&T and its Affiliates shall be modified to refer to Wireless Services and its Affiliates and dividend equivalent payments, if any, shall be payable after the Disposition Date with reference to dividends on Wireless Common Stock, if any.

            (g) PARTIAL INTERESTS IN SHARES OR STOCK UNITS. To the extent that any adjustment in stock options, performance shares, stock units, restricted stock, or restricted stock units results in any fractional interest in shares (or stock units), such fractional interest shall be rounded down to the nearest whole share or unit. No fractional interests in shares or stock units shall be payable in cash or otherwise.

            (h) INCENTIVE STOCK OPTIONS; FOREIGN GRANTS/AWARDS. AT&T and Wireless Services agree to use their best efforts to preserve the value and tax treatment accorded incentive stock options awarded under the AT&T Long Term Incentive Plan, and to preserve the value and tax treatment accorded grants/awards provided to non-U.S. employees under any domestic or foreign equity-based incentive program sponsored by AT&T or an AT&T Entity or Wireless Services or a Wireless Services Entity. The parties delegate to the AT&T Executive Vice President-Human Resources, for periods before the Disposition Date, the authority to determine an appropriate methodology for adjusting such grants or awards in a manner that is, to the extent possible, consistent with the treatment of such awards and grants for U.S. employees.

      5.4 AT&T EMPLOYEE STOCK PURCHASE PLAN. In accordance with the AT&T Employee Stock Purchase Plan, AT&T shall cause (a) all amounts credited to each Transferred Individual's "Periodic Deposit Account" under the AT&T Employee Stock Purchase Plan to be applied on the next exercise date coincident with or next following the Disposition Date (the "Next Exercise Date") toward the purchase of AT&T Common Stock, and then (b) stock certificates with respect to whole shares of all AT&T Common Stock and any other stock held by the recordkeeper, and cash with respect to fractional shares of AT&T Common Stock and any other stock held by the recordkeeper to be distributed as soon as practicable after the Next Exercise Date, and then (c) the recordkeeping accounts of all Transferred Individuals to be terminated under the AT&T Stock Purchase Plan.

      5.5 SAVINGS CLAUSE. Notwithstanding any other provision of Section 5.3, if and to the extent AT&T shall determine in its reasonable judgment that any action required to be taken by AT&T or Wireless Services under such Section may not comply with all applicable laws or the terms of any applicable AT&T Long Term Incentive Plan or the Wireless Services Adjustment Plan or does not properly address all relevant financial accounting concerns or that any such action is otherwise inappropriate or inadvisable, AT&T shall be entitled to require that Wireless Services or AT&T instead shall take such other action that AT&T determines in its reasonable judgment is necessary or appropriate in order to comply with such laws or AT&T Long Term Incentive Plan or Wireless Services Adjustment Plan or is otherwise appropriate or advisable, and any such determination by AT&T shall be final and shall not be subject to question, dispute, or objection by Wireless Services.

      5.6 REGISTRATION REQUIREMENTS. As soon as possible following the time as of which the Form 10 or Form 8-A, as the case may be, is declared effective by the Securities and Exchange Commission but in any case before the Wireless Dividend Date and before the date of issuance or grant of any Wireless Option and/or shares of Wireless Common Stock pursuant to this Article V, Wireless Services agrees that it shall file a Form S-8 Registration Statement with respect to and cause to be registered pursuant to the Securities Act of 1933, as amended, the shares of Wireless Common Stock authorized for issuance under the Wireless Services Adjustment Plan as required pursuant to such Act and any applicable rules or regulations thereunder.

      5.7   NON-COMPETITION GUIDELINES

            (a) AT&T NON-COMPETITION GUIDELINE. Effective as of the Close of the Disposition Date, AT&T shall cause the AT&T Non-Competition Guideline, to be amended to provide that any Transferred Individual, AT&T Transferee, and any other AT&T Employee, who terminates employment with AT&T and becomes employed by Wireless Services or a Wireless Services Entity at any time prior to the end of the twenty-fourth calendar month that ends after the Close of the Disposition Date, shall not be subject to the AT&T Non-Competition Guideline while such individual is employed by Wireless Services or a Wireless Services Entity; provided, however, that nothing in this Section 5.7(a) shall relieve any person including, but not limited to, Transferred Individuals, from any obligation under the AT&T Non-Competition Guideline with respect to engaging in conduct (e.g., recruitment or solicitation of employees or criticism of AT&T) that is "in conflict with or adverse to the interests of" AT&T, as such terms are defined in the AT&T Non-Competition Guideline. Notwithstanding the foregoing, no Transferred Individual, AT&T Transferee or other Wireless employee shall be deemed to have violated the AT&T Non-Competition Guideline as a result of the recruitment or solicitation of any AT&T Employee to the extent that the hiring of any AT&T employee conforms to procedures set forth in the People Movement Guideline attached to this Agreement as Exhibit 5.7(a). Notwithstanding the foregoing, a Transferred Individual, AT&T Transferee, or any other AT&T Employee, who terminates employment with AT&T and becomes employed by Wireless Services or a Wireless Services Entity at any time prior to the end of the twenty-fourth calendar month that ends after the Close of the Disposition Date shall be deemed to be employed by a competitor of AT&T for purposes of determining compliance with the provisions of the AT&T Non-Competition Guideline only if within the twenty-four month period following such individual's termination of employment with AT&T and before the end of the twenty-fourth calendar month that ends after the Close of the Disposition Date, such Transferred Individual, AT&T Transferee, or other AT&T Employee becomes employed by a company that is an active and significant competitor of AT&T. For purposes of this paragraph, during the twenty-four month period following the Close of the Disposition Date, "active and significant competitor" means a company in competition with AT&T in a line of business which represents more than five percent (5%) of the AT&T's consolidated gross revenues (excluding Wireless revenues) for its most recently completed fiscal year. After the twenty-four month period following the Close of the Disposition Date, whether an employer is a competitor of AT&T will be determined pursuant to AT&T's usual and customary practice in administering the AT&T Non-Competition Guideline.

            (b) WIRELESS SERVICES NON-COMPETITION GUIDELINE. In the event Wireless Services shall adopt or maintain a non-competition guideline effective for periods after the Disposition Date, such guideline shall expressly provide that no employee of a Wireless Services Entity who terminates employment with a Wireless Services Entity and becomes employed by AT&T or an AT&T Entity at any time prior to the end of the twenty-fourth calendar month that ends after the Close of the Disposition Date, shall be treated as being employed by a competitor of a Wireless Services Entity for purposes of determining compliance with the non-competition provisions of such Wireless Services non-competition guideline while such individual remains employed by AT&T or an AT&T Entity; provided, however, that nothing in this Section 5.7(b) shall relieve any person from any obligation under such Wireless Services non-competition guideline with respect to engaging in conduct (e.g., recruitment or solicitation of employees or criticism of Wireless Services) that is "in conflict with or adverse to the interests of" Wireless Services, as such terms are defined in such guideline. Notwithstanding the foregoing, no AT&T Employee shall be deemed to have violated such guideline as a result of the recruitment or solicitation of any employee of Wireless Services to the extent that the hiring of any employee of Wireless Services conforms to procedures set forth in the People Movement Guidelines attached to this Agreement as Exhibit 5.7(b). At the conclusion of such twenty-four calendar month period, Wireless Services may deem employment, other than continuing employment of a then current employee of AT&T or an AT&T Entity, by AT&T or an AT&T Entity to be a violation of such Wireless Services non-competition guideline.

            (c)   CONFIDENTIALITY AND PROPRIETARY INFORMATION.

      No provision of the Separation and Distribution Agreement or this Agreement shall be deemed to release any individual for any violation of the AT&T Non-Competition Guideline or such Wireless Services non-competition guideline pertaining to confidential or proprietary information or any agreement or policy pertaining to confidential or proprietary information of AT&T or any of its Affiliates or of Wireless Services or any of its Affiliates, respectively, or otherwise relieve any individual of his or her obligations under such guideline or any such agreements or policies.


      5.8 AT&T NONQUALIFIED PENSION PLANS AND ARRANGEMENTS. For periods after the Disposition Date, AT&T shall retain all Liabilities relating to Transferred Individuals under the AT&T Non-Qualified Pension Plan, the AT&T Excess Benefit and Compensation Plan, the AT&T Mid-Career Pension Plan, the AT&T Senior Management Long Term Disability and Survivor Protection Plan, and any individual nonqualified pension arrangements identified in Schedule "5.9" hereto as of the Close of the Disposition Date, and shall make benefit payments to Transferred Individuals at such times and in such manner as is provided for under the terms of the respective nonqualified pension plans and arrangements.

      5.9   LIFE INSURANCE PROGRAMS.

            (a) AT&T SENIOR MANAGEMENT UNIVERSAL LIFE INSURANCE PROGRAM. The life insurance amount under the SMULIP shall be frozen (the "frozen SMULIP coverage") as of the Close of the Disposition Date for any Transferred Individual who is a SMULIP participant as of the Close of the Disposition Date and who either (i) is then eligible to participate in the Retirement-Related Benefit Plans; or (ii) may be eligible to participate in the Retirement-Related Benefit Plans pursuant to the provisions of Section 4.6. AT&T shall allow such Transferred Individual to continue to participate in the SMULIP until the earlier of (1) the Transferred Individual's attainment of his or her "normal termination date" under the terms of the SMULIP as such terms exist on the date of this Agreement; or (2) the Transferred Individual's termination of employment from Wireless Services and all Wireless Services Entities before becoming eligible to participate in the Retirement-Related Benefit Plans pursuant to the provisions of Section 4.6. During the Transferred Individual's participation in the SMULIP after the Disposition Date, AT&T shall pay the premiums determined to be due under the applicable life insurance policy (and any tax adjustment payments, determined in accordance with the terms of the SMULIP as they exist on the date of this Agreement) to provide the frozen SMULIP coverage amount. The participation of all other Transferred Individuals who participate in the SMULIP shall terminate as of the Close of the Disposition Date, and the life insurance policy covering the life of such Transferred Individuals under the SMULIP may be allowed to lapse, surrendered for its cash surrender value, or continued with premium payments being made from the Transferred Individual's (or his or her assignee's) personal assets.

            (b) AT&T EXECUTIVE BASIC LIFE INSURANCE PROGRAM. The life insurance amount under the EBLIP shall be frozen (the "frozen EBLIP coverage") as of the Close of the Disposition Date for any Transferred Individual who is an EBLIP participant as of the Close of the Disposition Date and who either (i) is then eligible to participate in the Retirement-Related Benefit Plans; or (ii) may be eligible to participate in the Retirement-Related Benefit Plans pursuant to the provisions of Section 4.6. AT&T shall allow such Transferred Individual to continue to participate in the EBLIP until the earlier of (1) the Transferred Individual's attainment of his or her "normal termination date" under the terms of the EBLIP as such terms exist on the date of this Agreement or (2) the Transferred Individual's termination of employment from Wireless Services and all Wireless Services Entities before becoming eligible to participate in the Retirement-Related Benefit Plans pursuant to the provisions of Section 4.6. During the Transferred Individual's period of continued participation in the EBLIP, AT&T shall pay the premiums determined to be due under the applicable life insurance policy to provide the frozen EBLIP coverage. Notwithstanding any provision of this Section 5.10(b) to the contrary, after any Transferred Individual who continues to participate in the EBLIP attains age 66, the participant's frozen EBLIP coverage shall be reduced according to the benefit schedule of the EBLIP for participants age 66 and older as such schedule exists on the date of this Agreement. The participation of all other Transferred Individuals who participate in the EBLIP shall terminate as of the Close of the Disposition Date, and AT&T shall transfer ownership of the life insurance policy covering the Transferred Individual ("EBLIP Policy") (after withdrawing the total cash surrender value from the life insurance policy) to the Transferred Individual (or his or her assignee). Following transfer of the EBLIP Policy, AT&T shall have no further obligation with respect to the EBLIP Policy and the Transferred Individual (or his or her assignee) may allow the EBLIP Policy to lapse or continue the coverage under the EBLIP Policy with premium payments being made from the Transferred Individual's (or his or her assignee's) personal assets.

            (c) AT&T ESTATE ENHANCEMENT PROGRAM. For periods immediately after the Disposition Date, Transferred Individuals who are eligible to participate in the AT&T Corp. Estate Enhancement Program, including the AT&T Corp. Alternative Death Benefit Program and the AT&T Corp. Special Death Benefit Program, as of the Disposition Date may continue to participate in the AT&T Estate Enhancement Program (subject to all existing terms and conditions of the respective programs) with respect to deferred compensation balances in the AT&T Deferral Plan as of the Close of the Disposition Date.

            (d) AT&T SUPPLEMENTAL VARIABLE UNIVERSAL LIFE INSURANCE PROGRAM. The participation of all Transferred Individuals in the SVULIP shall terminate as of the Close of the Disposition Date. Affected Transferred Individuals may, in their sole discretion, continue, on a direct-pay basis, part or all of the coverage previously provided to them under the SVULIP.

      5.10  FINANCIAL COUNSELING.

            (a) AT&T shall provide financial counseling program benefits (including preparation of income tax returns for the Disposition Year) for one year following the Disposition Date for those AT&T Transferees who immediately before the Close of the Disposition Date were (i) receiving financial counseling program benefits under either the AT&T Senior Management Financial Counseling Program or the AT&T Executive Financial Counseling Program, and (ii) eligible to participate in the AT&T Retirement-Related Benefit

Plans. To the extent the provision of any such benefit by AT&T is taxable income to the AT&T Transferee, AT&T shall make a tax adjustment payment to such AT&T Transferee in accordance with AT&T's tax "gross-up" policies for similarly situated retiring employees at the senior manager or executive salary grade level ("E-level"), as applicable. AT&T financial counseling benefits will terminate for all other AT&T Transferees as of the Close of the Disposition Date.

            (b) Except as provided in Section 5.12(a), effective Immediately after the Disposition Date, Wireless Services shall assume all costs relating to, arising out of, or resulting from the provision of financial counseling services, from and after the Close of the Disposition Date to any individual who otherwise would have been eligible for financial counseling services under the AT&T Senior Management Financial Counseling Program and the AT&T Executive Financial Counseling Program.

      5.11 TOLL DISCOUNT PROGRAM. Any Transferred Individual who is eligible to participate in the Retirement-Related Benefit Plans as of the Close of the Disposition Date shall be entitled to continue to receive toll reimbursements in accordance with the terms of the applicable AT&T Toll Discount Program. AT&T shall discontinue making toll reimbursements to all AT&T Transferees under the AT&T Toll Discount Program effective as of the earlier of (a) the Close of the Disposition Date; or (b) the date on which the AT&T Transferee would no longer be in an eligible class of employees under the applicable AT&T Toll Discount Program.

      5.12 RELOCATION PLAN. Wireless Services shall be responsible for all Liabilities with respect to the relocation expenses of any Transferred Individuals related to their employment by Wireless Services or a Wireless Services Entity. AT&T shall be responsible for all Liabilities with respect to the relocation expenses authorized by AT&T for any employees who, before the Close of the Disposition Date, leave the employment of Wireless Services, a Wireless Services Entity, or the Wireless Group to become employees of AT&T or any AT&T Entity other than Wireless Services or a Wireless Services Entity.

      5.13 SENIOR MANAGER CAR ALLOWANCES. AT&T shall discontinue making car allowance payments to AT&T Transferees under the AT&T Senior Manager Ground Transportation Program effective as of the earlier of (a) the Close of the Disposition Date, or (b) the date on which the AT&T Transferees would no longer be in an eligible class of employees under that program.

      5.14 TAXABLE FRINGE BENEFITS. AT&T shall discontinue providing benefits to AT&T Transferees under the AT&T Taxable Fringe Benefit Program effective as of the earlier of (a) the Close of the Disposition Date or (b) the date on which the AT&T Transferees would no longer be in an eligible class of employees under that program.

                                   ARTICLE VI
                           GENERAL AND ADMINISTRATIVE

      6.1 PAYMENT OF LIABILITIES. Wireless Services shall pay directly, or reimburse AT&T promptly for, all compensation payable to AT&T Transferees for services rendered to the Wireless Group while in the employ of AT&T or an AT&T Entity on or before the Disposition Date to the extent not already reimbursed. To the extent the amount of such Liabilities is not yet determinable because the status of individuals as AT&T Transferees is not yet determined, except as otherwise specified herein or in another Ancillary Agreement with respect to particular Liabilities, Wireless Services shall make such payments or reimbursements based upon AT&T's reasonable estimates of the amounts thereof, and when such status is determined, Wireless Services shall make additional reimbursements or payments, or AT&T shall reimburse Wireless Services, to the extent necessary to reflect the actual amount of such Liabilities.

      6.2 SHARING OF PARTICIPANT INFORMATION. AT&T and Wireless Services shall share, AT&T shall cause each applicable AT&T Entity to share, and Wireless Services shall cause each applicable Wireless Services Entity to share, with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the AT&T Plans and the Wireless Services Plans. AT&T and Wireless Services and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration. Until the Close of the Disposition Date, all participant information shall be provided in the manner and medium applicable to Participating Companies in the AT&T Plans generally, and thereafter until December 31, 2002, all participant information shall be provided in a manner and medium that are compatible with the data processing systems of AT&T as in effect as of the Close of the Disposition Date, unless otherwise agreed to by AT&T and Wireless Services.

      6.3 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES. Except as expressly provided in this Agreement, no provision of this Agreement or the Separation and Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Transferred Individual or other future, present, or former employee of AT&T, an AT&T Entity, Wireless Services, or a Wireless Services Entity under any AT&T Plan or Wireless Services Plan or otherwise. Without limiting the generality of the foregoing: (i) except as expressly provided in this Agreement or with respect to the AT&T Pension Plans and the AT&T Retirement-Related Benefit Plans, neither the occurrence of the Close of the Disposition Date nor the termination of the Participating Company status of Wireless Services or a Wireless Services Entity shall cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the Wireless Services Plans or any of the Individual Agreements; (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Wireless Services or any Wireless Services Entity, at any time after the Close of the Disposition Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Wireless Services Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Wireless Services Plan; and (iii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude AT&T or any

AT&T Entity, at any time after the Close of the Disposition Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any AT&T Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any AT&T Plan.

      6.4   AUDIT RIGHTS WITH RESPECT TO INFORMATION PROVIDED.

            (a) Each of AT&T and Wireless Services, and their duly authorized representatives, shall have the right to conduct audits with respect to all information provided to it by the other party. The party conducting the audit (the "Auditing Party") shall have the sole discretion to determine the procedures and guidelines for conducting audits and the selection of audit representatives under this Section 6.4(a). The Auditing Party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Separation and Distribution Agreement, which are incorporated by reference herein. The party being audited shall provide the Auditing Party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within five business days after receiving such draft.

            (b) The Auditing Party's audit rights under this Section 6.4(b) shall include the right to audit, or participate in an audit facilitated by the party being audited, of any Subsidiaries and Affiliates of the party being audited and of any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the "Non-parties"). The party being audited shall, upon written request from the Auditing Party, provide an individual (at the Auditing Party's expense) to supervise any audit of a Non-party. The Auditing Party shall be responsible for supplying, at the Auditing Party's expense, additional personnel sufficient to complete the audit in a reasonably timely manner. The responsibility of the party being audited shall be limited to providing, at the Auditing Party's expense, a single individual at each audited site for purposes of facilitating the audit.

      6.5 FIDUCIARY MATTERS. AT&T and Wireless Services each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other party for any Liabilities caused by the failure to satisfy any such responsibility.

      6.6 COLLECTIVE BARGAINING. To the extent any provision of this Agreement is contrary to the provisions of any collective bargaining agreement to which AT&T or any Affiliate of AT&T is a party, the terms of such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, AT&T or Wireless Services may be obligated to bargain with the union representing affected employees concerning those subjects.

      6.7 CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, AT&T and Wireless Services shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, AT&T and Wireless Services shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable best efforts" as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

                                   ARTICLE VII
                                  MISCELLANEOUS

      7.1 EFFECT IF DISPOSITION DOES NOT OCCUR. If the Close of the Disposition Date does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Close of the Disposition Date, or Immediately after the Disposition Date, or otherwise in connection with the Separation Transactions, shall not be taken or occur except to the extent specifically agreed by Wireless Services and AT&T.

      7.2 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

      7.3 AFFILIATES. Each of AT&T and Wireless Services shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by an AT&T Entity or a Wireless Services Entity, respectively.

      7.4 INCORPORATION OF SEPARATION AND DISTRIBUTION AGREEMENT PROVISIONS. The following provisions of the Separation and Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 7.4 to an "Article" or "Section" shall mean Articles or Sections of the Separation and Distribution Agreement, and, except as expressly set forth below, references in the material incorporated herein by reference shall be references to the Separation and Distribution Agreement): Article VI (relating to Mutual Releases and Indemnification); Article VIII (relating to Exchange of Information and Confidentiality); Article IX (relating to Further Assurances and Additional Covenants); Article X (relating to Termination); and Article XI (relating to Miscellaneous).

      7.5 GOVERNING LAW. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York as to all matters, including matters of validity, construction, effect, performance and remedies.

      7.6 REFERENCES. Except as provided in Section 7.4, all references to Sections, Articles or Schedules contained herein mean Sections, Articles or Schedules of or to this Agreement, as the case may be, unless otherwise stated.

      IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

                                    AT&T CORP.


                                    By:  /s/ Miriam Graddick
                                       ---------------------------------
                                    Name:  Miriam Graddick
                                    Title: Executive Vice President --
                                           Human Resources


                                    AT&T WIRELESS SERVICES, INC.


                                    By:  /s/ Joseph McCabe Jr.
                                       ---------------------------------
                                    Name:  Joseph McCabe Jr.
                                    Title: Executive Vice President and
                                           Chief Financial Officer